Exhibit 32.2
CERTIFICATION
In connection with the Amendment No. 1 to the quarterly report of Movie Gallery, Inc. (the “Company”) on Form 10-Q/A for the period ended October 1, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas D. Johnson, Jr., Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 13, 2007

/s/ Thomas D. Johnson, Jr. Name: Thomas D. Johnson, Jr.
Its: Chief Financial Officer